EXHIBIT 99.1
News Release

TranSwitch Receives Delisting Notice from NASDAQ
Company Anticipates To Maintain Listing Following
 the Announced Reverse Stock Split

SHELTON, CT – November 12, 2009 – TranSwitch® Corporation (NASDAQ: TXCC), a leading provider of semiconductor solutions for the converging data, video and voice wireline and wireless networks, today announced that it has received a NASDAQ Staff determination letter dated November 9, 2009, notifying the Company that it has not complied with NASDAQ Marketplace Rule 5550(a)(2).

In anticipation of such notice and in connection with the Company’s plan to regain compliance, TranSwitch announced on November 9, 2009 that its Board of Directors approved the implementation of a one-for-eight reverse stock split of the Company's common stock.  The reverse stock split, which was authorized by stockholders at the Company's 2009 annual meeting of stockholders on May 21, 2009, will take effect at 11:59 p.m. (Eastern time) on November 23, 2009.

TranSwitch had initially been notified by NASDAQ on January 28, 2008 that the bid price of its common stock had closed at less than $1.00 per share over the previous 30 consecutive business days.  On July 30, 2008, TranSwitch received notice from the Listing Qualifications Department of The NASDAQ Stock Market that its application to list common stock on The NASDAQ Capital Market was approved and its common stock began trading on the NASDAQ Capital Market on that date.  As a result of suspensions by NASDAQ of enforcement of the bid price and market value of publicly held shares as required pursuant to NASDAQ Marketplace Rule 4450(a)(5) between October 22, 2008 and July 31, 2009, the Company had until November 6, 2009 to regain compliance.  As TranSwitch has not regained compliance, the NASDAQ Staff has determined to delist its securities from the Capital Market.

Accordingly, unless TranSwitch requests an appeal of this determination, trading of its common stock will be suspended at the opening of business on November 16, 2009 and its common stock will be removed from listing and registration on The NASDAQ Stock Market.  TranSwitch has filed the required appeal of the Staff's determination to a NASDAQ Hearings Panel (“Panel”), pursuant to the procedures set forth in the NASDAQ Marketplace Rule 5800 Series.  A hearing request will stay the delisting of TranSwitch’s securities pending the Panel's decision. Although there can be no assurances that the Hearings Panel will grant such request, TranSwitch anticipates that, if granted,  the implementation of its announced  reverse stock split will provide the Company with the opportunity to be in compliance with the Marketplace Rule  by early December.

About TranSwitch Corporation

TranSwitch Corporation (NASDAQ: TXCC) designs, develops and markets innovative semiconductors and technologies that provide core functionality and complete solutions for voice, data and video communications network equipment. As a leading supplier to telecom, datacom, cable television and wireless markets, TranSwitch customers include the major OEMs that serve the worldwide public network, the Internet, and corporate Wide Area Networks (WANs). TranSwitch devices are inherently flexible, many incorporating embedded programmable microcontrollers to rapidly meet customers’ new requirements or evolving network standards by modifying a function via software instruction. TranSwitch implements global communications standards in its VLSI solutions and is committed to providing high-quality products and services. TranSwitch, Shelton, CT, is an ISO 9001 registered company. For more information, visit www.transwitch.com.

Forward-looking statements in this release, including statements regarding management's expectations for future financial results, continued listing and the markets for TranSwitch's products, are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that these forward-looking statements regarding TranSwitch, its operations and its financial results involve risks and uncertainties, including without limitation risks associated with acquiring new businesses; of downturns in economic conditions generally and in the telecommunications and data communications markets and the semiconductor industry specifically; risks in product development and market acceptance of and demand for TranSwitch's products and products developed by TranSwitch's customers; risks relating to TranSwitch's indebtedness; risks of failing to attract and retain key managerial and technical personnel; risks associated with foreign sales and high customer concentration; risks associated with competition and competitive pricing pressures; risks associated with investing in new businesses; risks of dependence on third-party VLSI fabrication facilities; risks related to intellectual property rights and litigation; risks in technology development and commercialization; and other risks detailed in TranSwitch's filings with the Securities and Exchange Commission.

TranSwitch is a registered trademark of TranSwitch Corporation.

For More Information Contact:
TranSwitch Corporation
Robert A. Bosi
Vice-President and Chief Financial Officer
Phone: 203-929-8810 ext 2465
Robert.Bosi@transwitch ..com